LOAN AGREEMENT

This Agreement is made January 26, 2005, between La Grange Acquisition, L.P., a Texas limited partnership (“ETC OLP” or the “Borrower”) and La Grange Energy, L.P., a Texas limited partnership (“LGE” or the “Lender”).

ETC OLP wishes to borrow from LGE the principal sum of One Hundred Seventy Four Million Six Hundred Twenty Four Thousand Four Hundred Seventy Seven and No/100 Dollars ($174,624,477.00), and LGE is willing to lend to ETC OLP said sum on the terms and conditions set forth herein and in the Note. The proceeds of this loan will be used by ETC OLP in connection with its acquisition of the natural gas midstream operations of the Houston Pipeline system and specifically for the purchase of the working inventory of natural gas located in the Bammel storage facility. The parties mutually agree, in consideration of their promises each to the other stated:

1. LGE agrees to lend to ETC OLP the principal sum of One Hundred Seventy Four Million Six Hundred Twenty Four Thousand Four Hundred Seventy Seven and No/100 Dollars ($174,624,477.00), the loan to be evidenced by a Note of even date herewith, in the form of the Note attached hereto as Exhibit “A”, in the amount of One Hundred Seventy Four Million Six Hundred Twenty Four Thousand Four Hundred Seventy Seven and No/100 Dollars ($174,624,477.00), with interest on the unpaid balance at the Eurodollar Rate plus 3.00 percent (3.00%) per annum. Interest shall be due and payable at the time of repayment of the loan with interest compounded monthly.

2. Borrower agrees to pay a 1.5 percent (1.5%) fee on the facility amount of $200 million for arranging the loan plus actual legal costs incurred by Lender.

3. Borrower shall make payments to Lender on a periodic basis at such times as Borrower receives funds following the removal and sale of the working gas inventory from the Bammel storage facility, or more frequently at the option of Borrower, with such final payment to be made on or before July 25, 2005.

4. In the event of default in the payment of the Note, LGE shall enjoy all rights and remedies available under the Uniform Commercial Code as in effect in the United States of America, subject to the terms hereof.

5. This Agreement shall be governed by the laws of the State of Texas.

[Signature Page to Follow]

DATED this 26th day of January, 2005.

“Borrower”

LA GRANGE ACQUISITION, L.P.

By:	LA GP, LLC, its general partner

By:	/s/ H. Michael Krimbill
H. Michael Krimbill,
President and Chief Financial Officer

“Lender”

LA GRANGE ENERGY, L.P.

By:	LE GP, L.L.C., its general partner

By:	/s/ Ray C. Davis
Ray C. Davis, Co-Chief Executive Officer

EXHIBIT A

NOTE

$174,624,477.00	Dallas, Texas
January 26, 2005

FOR VALUE RECEIVED, the undersigned, LA GRANGE ACQUISITION, L.P., a Texas limited partnership (hereinafter called “Borrower”) promises to pay holder LAGRANGE ENERGY, L.P., a Texas limited partnership (hereinafter called “Lender”), or order, on July 25, 2005, at Lender’s office at 2838 Woodside Street, Dallas, Texas, 75204, or such other place as Lender may from time to time designate, the principal sum of One Hundred Seventy Four Million Six Hundred Twenty Four Thousand Four Hundred Seventy Seven and No/100 Dollars ($174,624,477.00), with interest thereon from date hereof until maturity or default, at the Eurodollar Rate plus 3.00 percent (3.00%) per annum. Interest shall be due and payable at the time of repayment of the loan with interest compounded monthly.

The undersigned may prepay the principal sum represented by this note in whole or in part at any time and from time to time without being required to pay any penalty or premium for such privilege.

The undersigned and all other liable parties on this note waive demand, presentment for payment, notice of nonpayment, protest, and all other notice, filing of suit and diligence in collecting this note or enforcing any security given therefore, and agree to any substitution, exchange or release of any security now or hereafter given for this note or the release of any party primarily or secondarily liable hereon. The undersigned and all other liable parties on this note further agree that it will not be necessary for the payee or any holder hereof, in order to enforce payment of this note, to first institute or exhaust its remedies against any maker or other liable party therefore or to enforce its rights against any security for this note and hereby consent to all renewals or extensions from time to time of this note, and to any other indulgence with respect hereto, without notice of any such renewal, extension or indulgence. This note is executed and delivered in and shall be construed pursuant to the laws of the State of Texas, and the undersigned hereby consents to the jurisdiction of the District Court of Dallas County, State of Texas, or the United States District Court for Dallas, Texas, in any proceeding brought to enforce this note. Time is of the essence under this note.

“Borrower”

LA GRANGE ACQUISITION, L.P.

By:	LA GP, LLC, its general partner

By:	/s/ H. Michael Krimbill
H. Michael Krimbill,
President and Chief Financial Officer